Exhibit 21.1
LSB INDUSTRIES, INC.
SUBSIDIARY LISTING
As of December 31, 2011
LSB INDUSTRIES, INC. (Direct subsidiaries in bold italics)
Consolidated Industries Corp.
Summit Machine Tool Manufacturing L.L.C. (f/k/a Summit Machine Tool Manufacturing Corp.)
LSB-Europa Limited
ClimateCraft Technologies, Inc.
Cherokee Nitrogen Holdings, Inc. (f/k/a Cherokee Nitrogen Company)
Pryor Chemical Company (f/k/a Pryor Plant Chemical Company, f/k/a LSB Financial Corp.)
Chemical Properties L.L.C.
Chemical Transport L.L.C.
ThermaClime, L.L.C. (f/k/a ThermaClime, Inc., f/k/a ClimaChem, Inc.)
The Climate Control Group, Inc. (f/k/a APR Corporation)
XpediAir, Inc. (f/k/a The Environmental Group, Inc.)
International Environmental Corporation
Climate Master, Inc.
ClimateCraft, Inc. (f/k/a Summit Machine Tool Systems, Inc.)
ThermaClime Technologies, Inc. (f/k/a ACP International Limited, f/k/a ACP Manufacturing Corp.)
CEPOLK Holdings, Inc. (f/k/a ThermalClime, Inc.; f/k/a LSB South America Corporation)
ClimaCool Corp. (f/k/a MultiClima Holdings, Inc., f/k/a LSB International Corp.)
TRISON Construction, Inc.
Koax Corp.
LSB Chemical Corp.
Northwest Financial Corporation
El Dorado Chemical Company
EDC Ag Products Company L.L.C.
Chemex I Corp. (f/k/a Slurry Explosive Corporation)
Cherokee Nitrogen Company
El Dorado Nitric Company (f/k/a El Dorado Nitrogen Company, f/k/a LSB Nitrogen Corporation, f/k/a LSB Import Corp.)
El Dorado Acid, L.L.C. (General Partner of El Dorado Nitrogen, L.P.)
El Dorado Nitrogen, L.P. (1% ownership)
El Dorado Acid II, L.L.C. (Limited Partner of El Dorado Nitrogen, L.P.)
El Dorado Nitrogen, L.P. (99% ownership)
Prime Financial L.L.C. (f/k/a Prime Financial Corporation)
Prime Holdings Corporation (f/k/a Tower IV Corporation, f/k/a LSB Leasing Corp.)